                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Amendment No. 3 to Form S-4 of Bioanalytical Systems, Inc. for the registration of 228,857 shares of its common stock and to the incorporation by reference therein of our report dated November 1, 2002, with respect to the consolidated financial statements of Bioanalytical Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
April 18, 2003